FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                     PURSUANT TO SECTION 12(b) OR (g) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


                                 Aspen Bio, Inc.
             (Exact Name of registrant as specified in its charter)



              Colorado                                  84-1553387
----------------------------------------    ------------------------------------
(State of incorporation or organization)    (I.R.S. Employer Identification No.)



           8100 Southpark Way, Building B-1, Littleton, Colorado 80120
           -----------------------------------------------------------
               (Address of principal executive officer) (Zip Code)



Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class                  Name of each exchange on which
         to be so registered                  each class is to be registered

                  n/a                                          n/a


       Securities to be registered pursuant to Section 12(g) of the Act:

                           Common Stock, no par value

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Item 1. Description of Registrant's Securities to be Registered.

          The description of the Registrant's securities is incorporated by reference from the "Description of Capital Stock" section of the prospectus included in Amendment No. 3 to the Registrant's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on August 9, 2002 (File No. 333-86190).

Item 2. Exhibits

          The Registrant's Articles of Incorporation, as amended, Bylaws, Specimen Stock Certificate and Specimen Warrant and Agreement to Amend Warrants all of which are instruments that define the rights of security holders, are incorporated as exhibits to this Form 8-A by reference from Exhibits 3.1, 3.1.1, 3.2, 4.1(a) and 4.1(b) to Amendment No. 3 to Registrant's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on August 9, 2002 (File No. 333-86190).

                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                                 ASPEN BIO, INC.


Date:  October 1, 2002                           By:  /s/ Roger D. Hurst
                                                      -------------------------
                                                      Roger D. Hurst, President
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